UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2013

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On May 21, 2013, Arbitron Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.	Election of Directors. In an uncontested election, each of the following nominees was elected to the Board of Directors for a one-year term expiring in 2014. The following table reflects the voting results for each nominee:

	For	Withheld
Shellye L. Archambeau	20,305,182	148,801

Sean R. Creamer	20,283,989	169,994

David W. Devonshire	20,227,736	226,247

John A. Dimling	20,294,432	159,551

Erica Farber	20,268,521	185,462

Ronald Garriques	20,295,210	158,773

Philip Guarascio	20,280,908	173,075

William T. Kerr	20,283,144	170,839

Larry E. Kittelberger	20,281,489	172,494

Luis G. Nogales	20,281,359	172,624

Richard A. Post	20,281,368	172,615

Broker Non-Vote of 3,261,812 shares for each director.

2.	Advisory Approval of Executive Compensation. The stockholders approved, on an advisory (non-binding) basis, the Company’s executive compensation. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
19,859,752	124,348	469,883	3,261,812

3.	Auditor Ratification. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013 was ratified by the following vote:

For	Against	Abstain
23,403,036	159,996	152,763

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

May 22, 2013	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer, and Secretary